UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 27, 2011
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

          Steven Madden, Ltd. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 27, 2011.  At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal Number 1.     To elect the six nominees named in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), filed with the Securities and Exchange Commission on April 11, 2011, to the Board of Directors of the Company to serve as directors until the next Annual Meeting of the Company’s stockholders and until their successors are duly elected and qualified.  Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward R. Rosenfeld	24,504,073	1,268,024	1,295,485
John L. Madden	19,907,893	5,864,204	1,295,485
Peter Migliorini	24,429,090	1,343,007	1,295,485
Richard P. Randall	25,127,942	644,155	1,295,485
Ravi Sachdev	25,102,530	669,567	1,295,485
Thomas H. Schwartz	25,233,806	538,291	1,295,485

Proposal Number 2.    To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,782,479	1,275,804	9,299	0

                     Proposal Number 3.    To approve, on a non-binding advisory basis, the compensation of certain executive officers of the Company as disclosed in the Proxy Statement.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,618,988	137,687	15,422	1,295,485

Proposal Number 4.     To recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.  The stockholders voted in favor of holding an advisory vote to approve executive compensation every year.  The final results of this advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,414,093	105,988	7,238,676	13,340	1,295,485

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2011

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer